EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated March 28, 2003, included in this Form SB-2 (Amendment No. 3) of Path 1 Network Technologies Inc., relating to their consolidated financial statements for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in this Form SB-2

/s/    SWENSON ADVISORS, LLP

San Diego, California

July 24, 2003